Stock Option Agreement

AGREEMENT made as of the 13th day of October 2000 by and between Net2Wireless Corporation, a Delaware corporation (the "Company") and Ben-Zion Weiner (the "Optionee").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, par value $.01 per share, of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant. The Company hereby grants to the Optionee an option to purchase 150,000 shares of Common Stock, at a purchase price per share of $11.4375.

         2. Exercisability. This option shall be immediately vested in its entirety, and shall remain exercisable for a period of five (5) years, at which time the unexercised portion of the option shall terminate.

         3. Exercise. The option may be exercised in whole or in part by delivering to the Secretary of the Company (a) a written notice specifying the number of shares to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations). The exercise price shall be payable in cash or by bank or certified check.

         4. Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee.

         5. Nontransferability. This option is not assignable or transferable.

         6. Adjustments Upon Changes in Capitalization. Subject to Section 7 below, the number and class of shares covered by this option and the exercise price per share shall all be equitably adjusted to reflect any change in the Common Stock by reason of a stock split, reverse stock split, stock dividend or like capital adjustment or to reflect a conversion or exchange of the Common Stock for other securities as a result of a merger, consolidation or reorganization.

         7. Merger; Consolidation. In the event of a merger, consolidation, mandatory share exchange or other similar business combination of the Company with or

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into any other entity ("Successor Entity") or any transaction in which another person or entity acquires all or substantially all the issued and outstanding Common Stock or all or substantially all the assets of the Company, this option may be assumed or equivalent options may be substituted by the Successor Entity or a parent or subsidiary of the Successor Entity provided that, if this option is not assumed or replaced with substantially equivalent options, then the Optionee shall be permitted to exercise the option (whether or not otherwise exercisable) prior to such transaction and any outstanding portions of the option which are not exercised before such transaction shall thereupon terminate.

         8. Securities Registration. Unless the shares to be issued upon exercise of this option granted hereunder have been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall be under no obligation to issue any shares covered by the option unless the party that exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that such party is acquiring the shares issued pursuant to such exercise of the option for its own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that such party will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. The option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance would result in violation of federal or state securities laws.

         9. Other Limitations. At any time during which the Common Stock is not publicly traded, any shares acquired pursuant to the exercise of the option shall not be sold, encumbered, disposed of or otherwise transferred without first offering (an "Offer") the Company (or its designee(s)) in writing a right to purchase, for a minimum period of fifteen (15) days, such shares on the same terms and conditions as have been offered by the proposed purchaser. The holder of shares acquired pursuant to the option shall promptly, and in no event later than thirty (30) days prior to the proposed consummation of a sale, encumbrance, disposal or other transfer of shares, provide the Company with written notice containing the name and address of the proposed purchaser or transferee of any such rights, the amount and form of consideration to be paid for any such transaction, and such additional information as the Board or a committee may require in order to evaluate the proposed transaction and the Company's rights hereunder. Any repurchase of shares pursuant to this Section 11 shall be made at a closing ("Closing") to be held not less than five (5) and not more than fifteen (15) days prior to the proposed consummation of a sale, encumbrance, disposal or other transfer of the shares. The Company will determine the date, place and time of the Closing and will notify the holder of such shares in writing. The aggregate purchase price of the shares to be repurchased shall be paid in full at the Closing unless the offer contains other payment terms more favorable to the Company, in which event such other terms shall apply. If the Company does not accept

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the Offer within fifteen (15) days of such offer then the holder of such shares may, during the thirty (30) days following the expiration of such initial fifteen (15) day period, dispose of such shares in accordance with terms set forth in the Offer, to the purchaser named therein. Unless the Board or a committee determines otherwise, any purchaser of shares pursuant to this Section 13 shall acquire such shares free and clear of the restrictions contained herein. If the holder of such shares does not dispose of such shares within the additional thirty (30) day period, the restrictions contained in this Section 9 shall again apply. The restriction in this Section 9 shall be reflected in the stock legend for any share to which this Section 9 applies. This Section 9 will not apply to any shares acquired pursuant to the exercise of the option to the extent such shares are covered by the transfer restrictions of a shareholders' agreement with the Company and one or more of its other shareholders.

         10.      Miscellaneous.

                  10.1. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

                  10.2. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral between the parties with respect to its subject matter and may not be modified except by written instrument executed by the parties.

         IN WITNESS WHEREOF, this stock option agreement has been executed as of the date first above written.

                                               NET2WIRELESS CORPORATION

                                               By:  /s/ Nechemia Davidson
                                                    ---------------------------
                                               Name:  Nechemia Davidson
                                               Title: CEO

                                                    /s/ Ben-Zion Weiner
                                                    ---------------------------
                                                     Ben-Zion Weiner

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